UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):     January 22, 2007
R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction of	(Commission	(IRS Employer Identification No.)
incorporation)	File Number)

1001 Winstead Drive, Cary, NC		27513
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (919) 297-1600
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
R.H. Donnelley Corporation (the “Company”) adopted the R.H. Donnelley Corporation Deferred Compensation Plan (the “RHD Plan”) with an original effective date of July 14, 1998. The RHD Plan is maintained as an unfunded, nonqualified savings plan for a select group of management and highly compensated employees of the Company and its subsidiaries. A copy of the RHD Plan is included as Exhibit 4.01 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on November 24, 1999 (SEC File No. 333-91613).
Dex Media, Inc. (“Dex”) adopted the Dex Media, Inc. Deferred Compensation Plan (the “Dex Plan”) with an original effective date of May 17, 2005. The Dex Plan was maintained as an unfunded, nonqualified savings plan for directors and a select group of management and highly compensated employees. A copy of the Dex Plan is included as Exhibit 10.1 to Dex’s Current Report on Form 8-K filed with the SEC on May 17, 2005 (SEC File No. 001-32249).
On January 22, 2007, the Compensation and Benefits Committee (the “Committee”) of the Company’s Board of Directors approved and adopted an amendment and restatement of the RHD Plan (the “Restated Plan”), generally effective for amounts deferred on or after January 1, 2005. By its terms, the Restated Plan also constitutes an amendment and restatement of the Dex Plan, effective as of January 31, 2006 (the “Dex Effective Date”). As of the Dex Effective Date, all amounts deferred under the Dex Plan became subject to the Restated Plan. The Restated Plan also applies to amounts deferred by two participants under a deferred compensation plan that was established and maintained for eligible employees of The DonTech II Partnership.
Participation in the Restated Plan is generally limited to employees of the Company who have been selected by the Committee to participate in the Plan. Participation in the Restated Plan is voluntary. Each participant in the Restated Plan may make an irrevocable election to defer receipt of all or any part of the participant’s eligible compensation. Each participant’s deferral election under the Restated Plan must state the percentage of the participant’s eligible compensation to be deferred and the time and method of payment of the amounts deferred. Each participant must make a new irrevocable election under the Restated Plan prior to the beginning of each calendar year.
A participant’s deferred compensation election may provide for payment only upon (i) the participant’s separation from service (as defined in the Restated Plan), (ii) the participant’s disability (as defined in the Restated Plan), (iii) the participant’s death, (iv) a specified date, (v) a change in control (as defined in the Restated Plan), or (vi) the occurrence of an unforeseeable emergency (as defined in the Restated Plan).
The Company will establish a separate bookkeeping account for each participant and from time to time enter therein the amount to be credited to the participant’s account. Amounts credited to the participant’s account are deemed invested as the participant shall direct among the investment funds made available under the Restated Plan. Each participant will be, at all times, 100% vested in his or her account (including all amounts deferred and any gains, losses or earnings credited to such amounts).

The table below lists the account balances under the Restated Plan as of December 31, 2006, for the Company’s Chief Executive Officer, Chief Financial Officer and the other named executive officers:

Executive	Account Balance

David Swanson	$5,496,578
Peter McDonald	$0
Steven Blondy	$1,717,244
George Bednarz	$508,207
Robert Bush	$743,139
The Restated Plan is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary is qualified in its entirety by the provisions of the Restated Plan.

Item 9.01.	Financial Statements and Exhibits.
(d)     Exhibits.
99.1	R.H. Donnelley Corporation Deferred Compensation Plan, Amended and Restated Effective January 1, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. DONNELLEY CORPORATION

Dated: January 23, 2007	By:	/s/ Robert J. Bush

Robert J. Bush, Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	R.H. Donnelley Corporation Deferred Compensation Plan, Amended and Restated Effective January 1, 2005

5